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                                                                       Exhibit 3

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that John McStay Investment Counsel, L.P. (the "Company"), herein represented by the undersigneds, hereby constitutes and appoints each of Edward E. Matthews, Win J. Neuger, William N. Dooley and Kathleen E. Shannon, signing singly, the Company's true and lawful attorney-in-fact to:

     (1) execute for and on behalf of the Company, Schedules 13G filed in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder;

     (2) do and perform any and all acts for and on behalf of the Company which may be necessary or desirable to complete and execute any such Schedules 13G and timely file such schedules with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

     (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Company, it being understood that the documents executed by such attorney-in-fact on behalf of the Company pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

          The Company hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Company might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

     This Power of Attorney shall remain in full force and effect until the Company is no longer required to file Schedules 13G unless earlier revoked by the Company in a signed writing delivered to the foregoing attorneys-in-fact.

     IN WITNESS WHEREOF, the Company has caused this Power of Attorney to be executed as of this 13th day of July, 2000.

                                        JOHN MCSTAY INVESTMENT COUNSEL, L.P.


                                        BY: /s/ Dan L. Hockenbrough
                                            ------------------------------------
                                            Name:  Dan L. Hockenbrough
                                            Title: Partner



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